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                                                                   EXHIBIT 10.30

                         SECOND AMENDMENT TO AGREEMENT

         This SECOND AMENDMENT to AGREEMENT (this "Amendment") is entered into as of the ___ day of November, 1997, by and between 800 TRAVEL SYSTEMS, INC., a Delaware corporation with an address at 4802 Gunn Highway, Suite 140, Tampa, Florida 33624 (the "Company"), and PERRY TREBATCH, an individual with an address at 32 Nassau Drive, Great Neck, New York 11021 ("Stockholder").

                                R E C I T A L S

         On June 2, 1997, the Company filed a registration statement on Form SB-2 (as such document may hereinafter be amended or supplemented, the "Registration Statement") with the Securities and Exchange Commission (the "SEC") with respect to the proposed initial public offering of its securities (the "IPO"), which the Company currently contemplates completing with First London Securities Corporation as the representative of the underwriters (First London Securities Corporation or its replacement being referred to herein as the "Representative").

         On May 30, 1997, Stockholder and the Company entered into an agreement (the "Original Agreement") with respect to (i) the registration of and restriction on sale imposed on shares of the common stock, par value $.01 per share, of the Company (the "Common Stock") held by Stockholder (the "Shares");
(ii) the issuance by the Company to Stockholder of a warrant to purchase shares of Common Stock (the "Original Warrant"); and (iii) the repayment of certain indebtedness owing from the Company to Stockholder.

         On September 25, 1997, Stockholder and the Company entered into an amendment to the Original Agreement (the "First Amendment") amending certain terms of the Original Agreement.

         Stockholder and the Company now wish to amend certain provisions of the Original Agreement, as heretofore amended (as so amended, the "Agreement").

         NOW, THEREFORE, in consideration of the premises hereof and the consideration set forth herein, the parties hereto agree to amend the Agreement as follows:

         A. Defined Terms. Unless otherwise defined herein, capitalized terms used herein shall have the same respective meanings herein as in the Agreement.

         B.  Section 1.1.  The Agreement is hereby amended by deleting Section
1.1 thereof in its entirety and inserting the following new Section 1.1 in lieu thereof:

         "SECTION 1.1. No Redemption. Notwithstanding anything to the contrary set forth in the Agreement, the Company shall not be obligated to redeem any Shares of Common Stock from Stockholder whether or not the Representative exercises the Over-allotment Option in full."
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         C.  Section 1.2.  The Agreement is hereby amended by deleting Section
1.2 thereof in its entirety and inserting the following new Section 1.2 in lieu thereof:

         "SECTION 1.2. No Registration of Any Shares. Notwithstanding anything to the contrary set forth in the Agreement, the Company shall not be obligated to register any of the Shares."

         D.  Section 1.3.  The Agreement is hereby amended by deleting Section
1.3 thereof in its entirety and inserting the following new Section 1.3 in lieu thereof:

         "SECTION 1.3. Sale of the Shares. Stockholder agrees that he will not, directly or indirectly, offer to sell, sell, grant an option for the sale of, assign, transfer, pledge, hypothecate or otherwise encumber or dispose of, or dispose of any beneficial interest in (collectively, "Sell") any of the Shares from the date hereof until ninety (90) days after the closing of the IPO, including pursuant to Rule 144 under the Securities Act of 1933, as amended. Thereafter, Stockholder shall be permitted to Sell up to twenty-five percent (25%) of the Shares during each 3-month period following the IPO (with unsold amounts being carried forward to future periods). The Company will respond promptly and in good faith to any request from Stockholder for the removal of legends from the certificates representing any Shares to permit their sale as provided herein."

         E. Sections 1.4 through and including 1.9. The Agreement is hereby amended by deleting Sections 1.4 through and including 1.9 thereof in their entirety.

         F.  Section 2.1.  The Agreement is hereby amended by deleting Section
2.1 thereof in its entirety and inserting the following new Section 2.1 in lieu thereof:

         "SECTION 2.1. Warrants. Simultaneously with the execution and delivery of this Amendment, Stockholder shall return the Original Warrant unexercised to the Company, and the Company shall deliver to Stockholder a fully-executed replacement warrant to purchase 100,000 shares of Common Stock at a purchase price per share equal to Two Hundred Percent (200%) of the price at which the Common Stock is initially offered to the public in the IPO (the "Replacement Warrant"), and is exercisable for a period of 7 years after the closing of the IPO. The Replacement Warrant shall be substantially in the form of Exhibit A attached hereto."

         G.  Section 3.1.  The Agreement is hereby amended by deleting Section
3.1 thereof in its entirety and inserting the following new Section 3.1 in lieu thereof:

         "SECTION 3.1. Extension of Maturity. The Company acknowledges and agrees that it is indebted to Stockholder in the aggregate principal amount of Two Hundred Fifty Thousand Dollars ($250,000) (the "Indebtedness"). Notwithstanding anything to the contrary set forth in the notes evidencing the amounts due Stockholder (the "Promissory Notes"), Stockholder agrees to extend the maturity date of each of the Promissory Notes





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         to February 28, 1999 (the "New Maturity Date") and change the rate of interest due thereunder to twelve percent (12.0%). The principal under the Promissory Notes shall be paid in equal monthly installments, along with interest thereon. In addition, the Promissory Notes are hereby amended, if required, to provide that the failure of the Maker to pay any principal amount when due shall also constitute an Event of Default hereunder. Except as provided in this
         Article III, all other terms and conditions of the Promissory Notes shall remain in full force and effect."

         H. No Other Amendments. This Amendment shall become effective if and only if the Company closes the IPO. Except as specifically amended hereby, the Agreement and all of the provisions thereof shall continue in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

                                        800 TRAVEL SYSTEMS, INC.

                                        By:
                                           -------------------------------------


                                        ----------------------------------------
                                        PERRY TREBATCH





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